As filed with the Securities and Exchange Commission on July 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL ENERGY SERVICES REUNITED CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	98-1367302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Post Oak Blvd., Suite 730 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

NATIONAL ENERGY SERVICES REUNITED CORP.

AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Stefan Angeli

Chief Financial Officer

National Energy Services Reunited Corp.

777 Post Oak Blvd., Suite 730

Houston, TX 77056

(Name and address of agent for service)

(832) 925-3777

(Telephone number, including area code, of agent for service)

Copies to:

William B. Nelson

Allen Overy Shearman Sterling US LLP

800 Capitol Street, Suite 2200

Houston, TX 77002

(713) 354-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

National Energy Services Reunited Corp. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register 6,500,000 additional ordinary shares, no par value (“Ordinary Shares”), of the Registrant for issuance under the National Energy Services Reunited Corp. Amended and Restated 2018 Long Term Incentive Plan, as amended (the “Plan”). The Registrant first registered the offer and sale of 5,000,00 Ordinary Shares in connection with the Plan on its registration statement on Form S-8 (File No. 333-226813) filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2018 (the “Prior Registration Statement”).

In accordance with the requirements of General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement. Only those items of Form S-8 containing new information not contained in the Prior Registration Statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on April 30, 2024;

(b)	The Registrant’s Reports on Form 6-K filed with the Commission on May 21, 2024 and June 17, 2024; and

(c)	The description of the Registrant’s Ordinary Shares set forth in Exhibit 2.5 to the Registrant’s Annual Report on Form 20-F filed with the Commission on December 29, 2023.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1*	National Energy Services Reunited Corp. Amended and Restated 2018 Long Term Incentive Plan.
4.2	Memorandum and Articles of Association, as amended and restated (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K (File No. 001-38091) filed on May 21, 2024).
5.1*	Opinion of Ogier.
23.1*	Consent of Grant Thornton Audit and Accounting Limited (Dubai Branch), Independent Registered Public Accounting Firm.
23.2*	Consent of Ogier (included as part of the Opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 19, 2024.

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Stefan Angeli
Name:	Stefan Angeli
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stefan Angeli, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on July 19, 2024.

/s/ Sherif Foda
Sherif Foda
Chief Executive Officer and Executive Chairman of the Board
(Principal Executive Officer)

/s/ Stefan Angeli
Stefan Angeli
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Antonio J. Campo Mejia
Antonio J. Campo Mejia
Lead Director

/s/ Yousef Al Nowais
Yousef Al Nowais
Director

/s/ Andrew Waite
Andrew Waite
Director

/s/ Anthony R. Chase
Anthony R. Chase
Director

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of National Energy Services Reunited Corp., has signed this Registration Statement on July 19, 2024.

National Energy Services Reunited Corporation (a Texas corporation)

By:	/s/ Stefan Angeli
Name:	Stefan Angeli
Title:	Chief Financial Officer